Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(407) 904-3324

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	Alpine Income Property Trust Reports Third Quarter 2022 Operating Results

WINTER PARK, FL – October 20, 2022 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter ended September 30, 2022.

Select Highlights

◾	Reported Net Income per diluted share attributable to the Company of $0.72 for the quarter ended September 30, 2022.
◾	Reported FFO per diluted share of $0.40 for the quarter ended September 30, 2022, an increase of 8.1% from the comparable prior year period.
◾	Reported AFFO per diluted share of $0.42 for the quarter ended September 30, 2022, an increase of 13.5% from the comparable prior year period.
◾	Acquired nine retail net lease properties during the third quarter of 2022 for total acquisition volume of $36.7 million, reflecting a weighted average going-in cash cap rate of 7.1%.
◾	Sold six net lease properties for total disposition volume of $50.5 million at a weighted average exit cash cap rate of 5.5%, generating total gains of $11.6 million.
◾	Expanded revolving credit facility from $150 million to $250 million and extended the maturity date to January 2027.
◾	Paid a $0.275 per share common stock cash dividend for the third quarter of 2022, which represented a 7.8% increase from the comparable prior year period quarterly common stock cash dividend, and an annualized yield of 6.5% based on the closing price of the Company’s common stock on October 19, 2022.

CEO Comments

“This was another solid quarter of consistent execution from our team as we continue to find opportunities to deliver attractive net investment spreads, improve earnings growth, and enhance the overall quality of our 100% occupied, retail net lease portfolio,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “With our newly expanded and extended $250 million revolving credit facility, we have no debt maturing until 2026, minimal floating interest rate exposure, and ample liquidity as we look to be opportunistic in a quickly evolving transaction market. As we continue to focus on capital recycling, we expect to accretively match fund our acquisitions through the end of the year with disposition proceeds as we target high-quality tenants with strong operations in well-performing retail sectors.”

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended September 30, 2022 (in thousands, except per share data):

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Variance to Comparable Period in the Prior Year
Total Revenues	$11,529	$8,171	$ 3,358	41.1%

Net Income	$11,170	$1,056	$ 10,114	957.8%
Net Income Attributable to PINE	$9,770	$918	$ 8,852	964.3%
Net Income per Diluted Share Attributable to PINE	$0.72	$0.07	$ 0.65	928.6%

FFO (1)	$5,425	$4,820	$ 605	12.6%
FFO per Diluted Share (1)	$0.40	$0.37	$ 0.03	8.1%
AFFO (1)	$5,676	$4,797	$ 879	18.3%
AFFO per Diluted Share (1)	$0.42	$0.37	$ 0.05	13.5%

Dividends Declared and Paid, per Share	$0.275	$0.255	$ 0.02	7.8%
(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Year-to-Date Operating Results Highlights

The table below provides a summary of the Company’s operating results for the nine months ended September 30, 2022 (in thousands, except per share data):

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	Variance to Comparable Period in the Prior Year
Total Revenues	$33,608	$20,658	$ 12,950	62.7%

Net Income	$28,430	$1,913	$ 26,517	1,386.1%
Net Income Attributable to PINE	$24,858	$1,662	$ 23,196	1,395.7%
Net Income per Diluted Share Attributable to PINE	$1.84	$0.16	$ 1.68	1,050.0%

FFO (1)	$18,414	$12,283	$ 6,131	49.9%
FFO per Diluted Share (1)	$1.36	$1.15	$ 0.21	18.3%
AFFO (1)	$18,473	$12,539	$ 5,934	47.3%
AFFO per Diluted Share (1)	$1.37	$1.18	$ 0.19	16.1%

Dividends Declared and Paid, per Share	$0.815	$0.745	$ 0.07	9.4%
(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Acquisitions

During the three months ended September 30, 2022, the Company acquired nine high-quality retail net lease properties for total acquisition volume of $36.7 million, reflecting a weighted average going-in cash cap rate of 7.1%. As of the acquisition date, the properties had a weighted average remaining lease term of 7.5 years, were located in eight states, and were leased to tenants operating in four retail sectors, including the home improvement, home furnishings, dollar stores, and sporting goods industries. More than 75% of annualized cash base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

During the nine months ended September 30, 2022, the Company acquired 44 net lease properties for total acquisition volume of $145.7 million, reflecting a weighted average going-in cash cap rate of 7.0%. As of the acquisition date, the properties had a weighted average remaining lease term of 8.9 years and were located in 21 states. Approximately 70% of annualized cash base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

Dispositions

During the three months ended September 30, 2022, the Company sold six net lease properties for total disposition volume of $50.5 million, representing a weighted average exit cash cap rate of 5.5%. The sale of the properties generated total gains of $11.6 million. The properties were leased to Scrubbles Car Wash, Container Store, 7-Eleven, Kohl’s, and JOANN Fabric.

During the nine months ended September 30, 2022, the Company sold 11 net lease properties, including its sole remaining office property located in Hillsboro, Oregon, for total disposition volume of $123.3 million, representing a weighted average exit cash cap rate of 6.5%. The sale of the properties generated total gains of $27.2 million. Excluding the office property disposition, the properties were sold at a weighted average exit cap rate of 5.6%.

Property Portfolio

The Company’s portfolio consisted of the following as of September 30, 2022:

Number of Properties	146
Square Feet	3.4 million
Annualized Base Rent	$39.2 million
Weighted Average Remaining Lease Term	7.7 years
States where Properties are Located	35
Occupancy	100%

% of Annualized Base Rent Subject to Rent Escalations in the Primary Lease Term (1)	37%
% of Annualized Base Rent Attributable to Investment Grade Rated Tenants (1)(2)	49%
% of Annualized Base Rent Attributable to Credit Rated Tenants (1)(3)	76%

Any differences a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place straight-line base rent required by the tenant’s lease. ABR is a non-GAAP financial measure.  We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s portfolio included the following top tenants that represent 2.0% or greater of the Company's total annualized base rent as of September 30, 2022:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Walgreens	BBB	12%
Dollar Tree/Family Dollar	BBB	6%
Lowe’s	BBB+	6%
Dollar General	BBB	5%
Academy Sports	BB	5%
LA Fitness	B-	5%
Walmart	AA	4%
Hobby Lobby	N/A	4%
At Home	B-	4%
Best Buy	BBB+	3%
Dick’s Sporting Goods	BBB	3%
Burlington	BB+	2%
Big Lots	N/A	2%
Old Time Pottery	N/A	2%
Kroger	BBB	2%
Other		35%
Total		100%

Any differences a result of rounding.

(1)

Credit rating is from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners, as applicable, as of September 30, 2022. The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Associated of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher.

The Company’s portfolio consisted of the following industries as of September 30, 2022:

Industry	% of Annualized Base Rent
Pharmacy	14%
Dollar Stores	12%
Home Furnishings	10%
Sporting Goods	9%
Home Improvement	7%
Grocery	7%
General Merchandise	6%
Consumer Electronics	5%
Health & Fitness	5%
Entertainment	5%
Convenience Stores	4%
Specialty Retail	3%
Quick Service Restaurant	3%
Automotive Parts	2%
Off-Price Retail	2%
Casual Dining	2%

Farm & Rural Supply		1%
Office Supplies		1%
Financial Services		< 1%
Healthcare Services		< 1%
Fast Casual Restaurants		< 1%
Pet Supplies		< 1%
Automotive Services		< 1%
Other (1)		< 1%
Total	26 Industries	100%

Any differences a result of rounding.

(1)	Includes three industries collectively representing less than 1% of the Company’s ABR as of September 30, 2022.

The Company’s portfolio included properties in the following states as of September 30, 2022:

State	% of Annualized Base Rent
Texas	18%
Ohio	6%
Georgia	6%
Michigan	6%
Florida	5%
New Jersey	5%
North Carolina	5%
Oklahoma	4%
New York	4%
West Virginia	4%
South Carolina	3%
Maryland	3%
Alabama	3%
Illinois	3%
Minnesota	2%
Wisconsin	2%
Louisiana	2%
Washington	2%
Massachusetts	2%
Kansas	2%
Nevada	2%
Pennsylvania	2%
Missouri	2%
Kentucky	1%
Nebraska	1%
Connecticut	1%
Mississippi	1%
Indiana	1%
New Mexico	1%
Arizona	< 1%

Maine		< 1%
South Dakota		< 1%
Arkansas		< 1%
California		< 1%
Virginia		< 1%
Total	35 States	100%

Any differences a result of rounding.

Capital Markets and Balance Sheet

During the quarter ended September 30, 2022, the Company completed the following notable capital markets activities:

◾	On September 30, 2022, the Company amended and restated its senior unsecured Credit Facility. The Credit Facility was increased to $350 million and is comprised of a $250 million unsecured revolving credit facility and the Company’s existing $100 million 2027 unsecured term loan (together, the “Credit Facility”). The Credit Facility includes structural changes to certain financial covenants, a sustainability-linked pricing component that reduces the applicable interest rate margin if the Company meets certain sustainability performance targets, and an accordion option that allows the Company to request additional commitments up to a total of $750 million.
◾	The Company issued 44,384 common shares under its ATM offering program at a weighted average gross price of $18.69 per share, for total net proceeds of $0.8 million.

The following table provides a summary of the Company’s long-term debt as of September 30, 2022:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
Revolving Credit Facility	$58.0 million	SOFR + 10 bps + [1.25% - 2.20%]	January 2027
2026 Term Loan (1)	$100.0 million	SOFR + 10 bps + [1.35% - 1.95%]	May 2026
2027 Term Loan (2)	$100.0 million	SOFR + 10 bps + [1.25% - 1.90%]	January 2027
Mortgage Note Payable – CMBS Portfolio	$30.0 million	4.33%	October 2034
Total Debt/Weighted Average Rate	$288.0 million	3.73%
(1)

As of September 30, 2022, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2026 Term Loan balance.

(2)

As of September 30, 2022, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 1.18% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2027 Term Loan balance.

As of September 30, 2022, the Company held an 87.5% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”).  There were 1,703,494 OP Units held by third parties outstanding and 11,911,662 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 13,615,156, as of September 30, 2022.

As of September 30, 2022, the Company’s net debt to Pro Forma EBITDA was 8.3 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 4.4 times. As of September 30, 2022, the Company’s net debt to total enterprise value was 55.2%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been converted to common shares.

Dividend

On August 22, 2022, the Company announced a $0.275 per share common stock cash dividend for the third quarter of 2022, payable on September 30, 2022 to stockholders of record as of the close of business on September 12, 2022. The third quarter 2022 cash dividend represents a 7.8% increase over the comparable prior year period quarterly common stock cash dividend and a payout ratio of 68.8% and 65.5% of the Company’s third quarter 2022 FFO per diluted share and AFFO per diluted share, respectively.

2022 Outlook

The Company has increased its per share earnings outlook for 2022 to take into account the Company’s year-to-date performance and revised expectations regarding the Company’s investment activities, forecasted capital markets transactions, and other significant assumptions.

The Company’s increased outlook for 2022 is as follows:

	Revised Outlook Range for 2022			Change from Prior Outlook
	Low		High	Low		High
Acquisitions	$170 million	to	$190 million	($45) million	to	($45) million
Dispositions	$150 million	to	$170 million	$25 million	to	($5) million
FFO per Diluted Share	$1.73	to	$1.75	$0.13	to	$0.10
AFFO per Diluted Share	$1.74	to	$1.76	$0.16	to	$0.13
Weighted Average Diluted Shares Outstanding	13.5 million	to	13.5 million	(0.5) million	to	(1.0) million

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended September 30, 2022 on Friday, October 21, 2022, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/yi9b88dx

Dial-In:https://register.vevent.com/register/BI9047aacc7c5140259934be90261b1e14

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality net leased commercial properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics (such as the COVID-19 Pandemic and its variants) on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash income or expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) September 30, 2022	December 31, 2021
ASSETS
Real Estate:
Land, at Cost	$177,465	$178,172
Building and Improvements, at Cost	307,347	266,236
Total Real Estate, at Cost	484,812	444,408
Less, Accumulated Depreciation	(19,214)	(15,419)
Real Estate—Net	465,598	428,989
Cash and Cash Equivalents	3,834	8,851
Restricted Cash	12,319	646
Intangible Lease Assets—Net	59,593	58,821
Straight-Line Rent Adjustment	1,539	1,838
Other Assets	22,719	6,369
Total Assets	$565,602	$505,514
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$4,758	$2,363
Prepaid Rent and Deferred Revenue	1,495	2,033
Intangible Lease Liabilities—Net	5,008	5,476
Long-Term Debt	286,506	267,740
Total Liabilities	297,767	277,612
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 11,911,662 shares issued and outstanding as of September 30, 2022 and 11,454,815 shares issued and outstanding as of December 31, 2021	119	114
Additional Paid-in Capital	209,597	200,906
Retained Earnings (Dividends in Excess of Net Income)	8,796	(6,419)
Accumulated Other Comprehensive Income	15,761	1,922
Stockholders' Equity	234,273	196,523
Noncontrolling Interest	33,562	31,379
Total Equity	267,835	227,902
Total Liabilities and Equity	$565,602	$505,514

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenues:
Lease Income	$11,529	$8,171	$33,608	$20,658
Total Revenues	11,529	8,171	33,608	20,658
Operating Expenses:
Real Estate Expenses	1,816	914	4,193	2,389
General and Administrative Expenses	1,460	1,371	4,370	3,687
Depreciation and Amortization	5,866	4,308	17,232	10,914
Total Operating Expenses	9,142	6,593	25,795	16,990
Gain on Disposition of Assets	11,611	544	27,248	544
Loss on Extinguishment of Debt	(284)	—	(284)	—
Net Income from Operations	13,714	2,122	34,777	4,212
Interest Expense	2,544	1,066	6,347	2,299
Net Income	11,170	1,056	28,430	1,913
Less: Net Income Attributable to Noncontrolling Interest	(1,400)	(138)	(3,572)	(251)
Net Income Attributable to Alpine Income Property Trust, Inc.	$9,770	$918	$24,858	$1,662

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$0.82	$0.08	$2.11	$0.18
Diluted	$0.72	$0.07	$1.84	$0.16
Weighted Average Number of Common Shares:
Basic	11,888,171	11,299,548	11,799,151	9,253,090
Diluted (1)	13,591,665	12,996,503	13,502,645	10,637,934

Dividends Declared and Paid	$0.275	$0.255	$0.815	$0.745

(1)

Includes the weighted average impact of 1,703,494 shares underlying OP units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. and (ii) 479,640 shares underlying OP Units issued to an unrelated third party.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Income	$11,170	$1,056	$28,430	$1,913
Depreciation and Amortization	5,866	4,308	17,232	10,914
Gain on Disposition of Assets	(11,611)	(544)	(27,248)	(544)
Funds from Operations	$5,425	$4,820	$18,414	$12,283
Adjustments:
Straight-Line Rent Adjustment	(209)	(129)	(737)	(393)
COVID-19 Rent Repayments, Net	—	23	45	408
Non-Cash Compensation	79	79	236	231
Amortization of Deferred Financing Costs to Interest Expense	150	87	407	236
Amortization of Intangible Assets and Liabilities to Lease Income	(78)	(77)	(248)	(168)
Other Non-Cash (Income) Expense	25	(6)	72	(17)
Loss on Extinguishment of Debt	284	—	284	—
Recurring Capital Expenditures	—	—	—	(41)
Adjusted Funds from Operations	$5,676	$4,797	$18,473	$12,539

FFO per Diluted Share	$0.40	$0.37	$1.36	$1.15
AFFO per Diluted Share	$0.42	$0.37	$1.37	$1.18

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended
September 30, 2022
Net Income	$11,170
Adjustments:
Depreciation and Amortization	5,866
Gain on Disposition of Assets	(11,611)
Loss on Extinguishment of Debt	284
Straight-Line Rent Adjustment	(209)
Non-Cash Compensation	79
Amortization of Deferred Financing Costs to Interest Expense	150
Amortization of Intangible Assets and Liabilities to Lease Income	(78)
Other Non-Cash Expense	25
Interest Expense, Net of Deferred Financing Costs Amortization	2,394
EBITDA	$8,070

Annualized EBITDA	$32,280
Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions (1)	536
Pro Forma EBITDA	$32,816

Total Long-Term Debt	286,506
Financing Costs, Net of Accumulated Amortization	1,583
Cash and Cash Equivalents	(3,834)
Restricted Cash	(12,319)
Net Debt	$271,936

Net Debt to Pro Forma EBITDA	8.3x
(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition and disposition activities during the three months ended September 30, 2022.